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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-34866 of SoftLock.com, Inc. and subsidiary on Form S-2 of our report dated March 2, 2001, appearing in this Annual Report on Form 10-KSB of SoftLock.com, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 29, 2001